Exhibit 10.16

MODIFICATION AGREEMENT

This MODIFICATION AGREEMENT made and entered into as of the 21 day of February 2008 by the between Tajima Industries Ltd., a corporation formed under the laws of Japan, maintaining its principal place of business at 19-22 Shirakabe 3chome, Higashi-Ku, Nagoya 461, Japan (“Tajima”), Tajima America Corp., a corporation formed under the laws of the State of New Jersey, maintaining its principal place of business at 19925 South Susana Road, Rancho Dominguez, California 90221 (“TAC”), and Hirsch International Corp., a corporation formed under the laws of the State of Delaware, maintaining its principal place of business at 50 Engineers Road, Hauppauge, New York 11788, U.S.A. (“Hirsch”). (Tajima, TAC, and Hirsch are collectively referred to as “the Parties”.)

RECITALS:

A.

Tajima, TAC and Hirsch are parties to that certain Distributorship Agreement, having an effective date of April 1, 2004, pursuant to which Hirsch was appointed as a distributor for the sale of “PRODUCTS” within a designated “Territory”, as those terms are defined in the “Distributorship Agreement”. (Remarks: There are two Distributorship Agreements exist, one for exclusive basis for Hirsch’s original territory and one for non-exclusive basis for West Coast territory.)

B.	The Parties desire to modify the “Term” of the Distributorship Agreement, eliminate TUI as a party, change the Minimum Sales schedule and the credit terms contained therein.

NOW, THEREFORE, the Parties agree as follows:

1.	Defined terms used in the Agreement shall have the same meaning when used in this Modification Agreement.

2.	The “PRODUCTS” in the terms as defined in Paragraph 1.1 (a) of the Distributorship Agreement is hereby added.

SCHEDULE 1.1

PRODUCTS

*Single Head Embroidery Machine	: •TEMX-C	•TEJTII-C
*Multi Head Embroidery Machine	: •TFSN
*Specialty Embroidery Machine	: •TLMX	•TCMX

3.	TUI is hereby eliminated as a party to the Distributorship Agreement, and all references to TUI contained therein are hereby deemed elided.
4.	Schedule 5.4 is hereby eliminated, and the Minimum Sales to be achieved during the Term shall be as set forth in the addendum hereto.

SCHEDULE 5.4

MINIMUM SALES

[***]

5.	Schedule 6.3 is hereby eliminated, and the following is substituted in its stead:

Schedule 6.3

PAYMENT

[***]

6.

All of the remaining terms, provisions and conditions of the Distributorship Agreement are hereby ratified and confirmed and shall remain in full force and effect, except to the extent that any of such terms, conditions and provisions are modified pursuant to the terms of this Modification Agreement.

7.	The Chairman of the Board of Directors and/or the CEO in the terms as defined in Paragraph 12.2 (b) of the Distributorship Agreement is hereby changed.

Schedule 6.3

TERMINATION

The chairman of the Board of Directors and/or the CEO

•Paul Gallagher

INTENDING TO BE BOUND THEREBY, the Parties have executed this Modification Agreement as of the date first above written.

Tajima Industries Ltd.

/s/ Hitoshi Tajima
By: Hitoshi Tajima, President

Tajima America Corp.

/s/ Kenji Tajima
By: Kenji Tajima, President

Hirsch International Corp.

/s/ Paul Gallagher
By: Paul Gallagher, President and CEO